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                                                                EXHIBIT 10.14.6

                       FIFTH AMENDMENT TO LEASE AGREEMENT

         This Fifth Amendment To Lease Agreement (this "Fifth Amendment"), made and dated this 23rd day of December, 2003, by and between COUSINS LORET VENTURE, L.L.C., a Georgia limited liability company (the "Landlord") and LODGIAN, INC., a Delaware corporation (the "Tenant"), is effective December 22, 2003 (the "Effective Date").

                                   RECITALS:

         WHEREAS, CSB as predecessor-in-interest to Landlord and IMPAC HOTEL GROUP, L.L.C., as predecessor-in-interest to Tenant entered into that certain Lease Agreement dated April 7, 1997 (the "Lease"), for that certain office space consisting of 21,817 square feet of net rentable area, located on the 7th floor at the Building known as Two Live Oak, 3445 Peachtree Road NE, Atlanta, Georgia 30326 (the "Leased Premises"), with a Lease Term beginning on July 7, 1997 and ending at midnight on June 30, 2003;

         WHEREAS, the Lease was amended by First Amendment to Lease Agreement dated May 8, 1998 (the "First Amendment"), whereby 7,597 square feet of net rentable area, located on the 3rd floor of the Building, was added to the Leased Premises, thereby increasing the net rentable area of the Leased Premises form 21,817 square feet to 29,414 square feet;

         WHEREAS, the Lease was amended by Second Amendment to Lease Agreement dated June 7, 2000 (the "Second Amendment"), whereby 4,910 square feet of net rentable area, located on the 3rd floor of the Building, was added to the Leased Premises, thereby increasing the net rentable area of the Leased Premises from 29,414 square feet to 34,324 square feet;

         WHEREAS, the Lease was amended by Third Amendment to Lease Agreement dated April 1, 2002, whereby 12,507 square feet of net rentable area, on the 3rd floor of the Building, was withdrawn from to the Leased Premises, thereby reducing the net rentable area from 34,324 square feet to 21,817 square feet;

         WHEREAS, the Lease was amended by Forth Amendment to Lease Agreement dated April 28, 2003, whereby the Lease Term was extended to expire at midnight on August 31, 2005;

         WHEREAS, Landlord and Tenant wish to include within the Leased Premises, certain temporary storage area; and

                                   AGREEMENT:

         NOW THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that, effective on the Effective Date:

         1. Storage. Suite 355 containing 979 square feet of net rentable area, located on the 3rd floor of the Building and shown on Exhibit "A" attached hereto and incorporated herein by reference (the "Storage Space"), shall be added to the Leased Premises, on a month-to-month basis.


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         2.       Operating Expenses. Tenant's Percentage Share for the payment of Additional Rental does not include the Storage Space.

         3. Net Rental. The annual net rental rate for the Storage Space shall be $18.50 per square foot of net rentable area of the Storage Space; or $1,509.30 per month.

         4. Construction. Tenant agrees to accept the Storage Space in its then existing condition (on an "as-is" basis and Tenant shall not make, or suffer to be made, any alterations, additions or improvements, including, but not limited to the attachment of any fixtures or equipment in, or to the Storage Space or any part thereof, without the prior written consent of Landlord. Landlord is under no obligation, whatsoever, to provide or control heated or cooled air or ventilation, within the Storage Space.

         5. Parking. Tenant shall have no rights to parking permits in connection with or as a part of the lease of the Storage Space.

         6. Relocation. Landlord reserves the right at any time or from time to time, at its option and upon giving at least thirty (30) days prior written notice to Tenant, to transfer and remove Tenant from the Storage Space to any other available area of substantially equal size within the Building and at an equivalent annual net rental, subject to adjustments set forth herein.

         7. Cancellation. Landlord or Tenant shall have the right to terminate the Lease Term for the Storage Space, for any reason, effective at any time, by delivering written notice of such election to the other party, at least thirty (30) days prior to the effective date of the termination.

         8. Broker. The parties hereto acknowledge and agree and warrant to the other party that, neither party has employed or dealt with any broker, agent of finder in the negotiations of this Fifth Amendment and each party shall indemnify and hold the other party harmless from and against any liability, claim, damage, cost or expense in the event of the inaccuracy of such representation and warranties.

         9. Assignment or Sublease. Tenant shall not sublet or assign the Storage Space, in whole or in part, without the prior written consent of Landlord.

         10. Use. Tenant shall use the Storage Space for the storage of non-Hazardous Substances and for no other purpose. "Hazardous Substances" shall mean and include those elements of compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively, "Environmental Laws").

         11. Indemnification. Tenant hereby indemnifies and holds Landlord harmless from and against any all claims, including but not limited to, loss or theft of or injury and damage to Tenant's property located within the Storage Space.

         Except as modified herein, all other terms and conditions of the Lease, as the same may have been previously modified from time to time, between the parties above described, shall continue in full force and effect.


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         The undersigned officers and representatives of the parties executing this Fifth Amendment represent and warrant that they are officers of the parties with authority to execute this Fifth Amendment on behalf of the parties.

         All capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

         IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date and year first above written.

LANDLORD:

COUSINS LORET VENTURE, L.L.C.,
a Georgia limited liability company

By:      COUSINS PROPERTIES INCORPORATED,
         a Georgia corporation, member




By:      /s/ Jack A. LaHue
   ------------------------------------------------------
         Jack A. LaHue
--------------------------------------------------------- (print or type name)
Its:  Senior Vice President
    -----------------------------------------------------

         [Corporate Seal]

By:      LORET HOLDINGS, L.L.L.P.,
         a Georgia limited liability limited partnership,
         member

By:      PEACHTREE INVESTORS, L.P.,
         a Pennsylvania limited partnership,
         general partner




By:      /s/ Douglas M. Firstenberg
   ------------------------------------------------------
Name:  Douglas M. Firstenberg
Its:  General Partner

         [Corporate Seal]

                     [signatures continue on the next page]


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TENANT:

LODGIAN, INC.,
a Delaware corporation




By:      /s/ Daniel Ellis
   --------------------------------------------------
         Daniel Ellis
-----------------------------------------------------   (print or type name)
Its:  Vice President
    -------------------------------------------------

         [Corporate Seal]


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                     [Architectural Design of Floor Space]

979 Rentable Square Feet

EXISTING THIRD FLOOR PLAN

TEMPORARY STORAGE AREA
TWO LIVE OAK, SUITE 350
ATLANTA, GEORGIA  30326

A Development of Cousins Properties
Joel Laseter Architect PC  12-19-03

This floor plan is intended only to show that the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add to or omit in whole or in part, any structures, and/or improvements, and/or common areas shown on this plan. This plan is not to scale and all measurements and distances are approximate.

                                  EXHIBIT "A"

                                 Storage Space


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